                                                                    Exhibit 10.8


                              AMENDED AND RESTATED
                                OPTION AGREEMENT


                  This AMENDED AND RESTATED OPTION AGREEMENT is dated as of April 4, 1997 (actually executed on ___________, 1997) (this "Agreement"), among TEKNI-PLEX, INC., a Delaware corporation (the "Company"), TEKNI-PLEX PARTNERS L.P., a Delaware limited partnership (the "Partnership"), and F. PATRICK SMITH, residing at 3615 Brannon Drive, Waco, TX 76710 ("Smith").

                  WHEREAS, the Partnership presently owns all of the outstanding shares of the Company's common stock (the "Common Stock") and has no other material investments;

                  WHEREAS, the Company has completed a recapitalization, pursuant to which the Company has:

                           (a) (i) issued senior subordinated notes in the aggregate amount of $75 million, and (ii) received a capital contribution from the Partnership for aggregate consideration of $18.2 million;

                           (b) used the proceeds therefrom to (i) repay its existing credit facility, (ii) repay currently outstanding senior subordinated notes, (iii) repurchase warrants which would otherwise have entitled the holder, among other things, to acquire fifteen percent (15%) of the Company's Common Stock, and (iv) add the remainder to its working capital; and

                           (c) entered into a new credit facility providing for initial bank commitments of $75 million (collectively with the transactions covered in clauses (a) and (b) above, the "Recapitalization");

                  WHEREAS, the Company and the Partnership desire to provide Smith with an option to permit him to make a further investment in the Partnership beyond his prior investment in the Partnership;

                  WHEREAS, the Partnership and Smith desire that, while the Partnership holds its investment in the Company, Smith will hold his investment in the Company, including any investment through exercise of such option, through the Partnership;

                  WHEREAS, upon Smith's exercise in full of such option, the parties hereto have agreed that Smith would be put in the same position as if he were to have invested $1,843,252.90 in the Partnership in exchange for Class A Partnership interests as of April 4, 1997, the amount of such interests determined by valuing the Partnership assets at the same fair market value as was agreed for the investments by the other partners made on such date (the "New Smith Class A Interests"); and

                  WHEREAS, the parties hereto wish to amend that certain agreement granting a certain option to Smith dated as of April 4, 1997, and to restate it in its entirety, superseding all provisions thereof;

                  NOW, THEREFORE, in consideration of the premises and the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Grant of Option. The Partnership hereby grants Smith the right to purchase (the "Option"), in full or in part, at any time during the term as defined in Section 5 hereof, the New Smith Class A Interests, on the terms and conditions herein set forth.

                  2. Purchase Price. The purchase price for the New Smith Class A Interests, if the Option is exercised in full, shall be One Million Eight Hundred Forty-Three Thousand Two Hundred Fifty-Two Dollars and Ninety Cents ($1,843,252.90) or, if exercised in part, shall be a pro rata amount thereof. If the Partnership owns all of the outstanding Common Stock of the Company on a fully diluted basis (apart from the options granted to Kenneth Baker), the Partnership will apply such purchase price as a capital contribution to the Company without the actual issuance of shares.

                  3. Smith Rights in Partnership. Smith may exercise the Option by giving notice thereof to the general partner of the Partnership and the Company. The exercise of the Option by and at the instruction of Smith shall not be treated as an exercise of management authority by Smith and shall not affect his status as a limited partner in the Partnership. Upon such exercise by Smith, Smith shall receive from the Partnership, in exchange for the capital contribution Smith has elected to make (such amount not to exceed, after including the purchase price paid for any and all prior exercises of the Option, the full purchase price stated in Section 2 above), Class A Interests (as defined in the Partnership Agreement). The number of Class A Interests purchased by Smith and to be issued by the Partnership to Smith shall be determined by valuing the Partnership assets at the same fair market value as was agreed for the investments by the other partners made on April 4, 1997 (see Exhibit A hereto).

                  4. Exercise of Option. The Option shall be exercisable on the terms and conditions hereinafter set forth:

                  (a) The Option shall be immediately exercisable, in whole and in part, and from time to time, commencing on the date of this Agreement.


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                  (b) The Option may be exercised by notice and payment to the
Company as provided in Sections 12 and 17 hereof.

                  5. Term of Option. The term of the Option shall be a period of five (5) years from April 4, 1997 (for the avoidance of doubt, such term shall end precisely at 5:00 p.m. NYC time on April 4, 2002) subject to earlier termination or cancellation as provided in Sections 7 and 8 hereof in certain circumstances when Smith ceases to be an employee of the Company or of an Affiliate (as hereinafter defined) of the Company. As used in this Agreement, the term "Affiliate" refers to and includes each entity which directly or indirectly, owns or controls, is under common ownership or control with or is owned or controlled by, the Company, including each "subsidiary corporation" within the meaning of the term as defined in Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                  6. Non-transferability of Option. Subject to Section 10 hereof, the Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised during Smith's lifetime only by him. More particularly, but without limiting the generality of the foregoing, the Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option attempted contrary to the provisions of this Agreement, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event if the Board of Directors of the Company, at any time, should in its sole discretion, so elect, by written notice to Smith or to the person or persons then entitled to exercise the Option under the provisions of Section 12 hereof.

                  7. Exercise Upon Cessation of Smith's Employment.

                  (a) If Smith ceases to be employed by the Company or any of its Affiliates by reason of his discharge for "cause" (as defined in Smith's employment agreement with the Company) or by reason of voluntary termination (e.g. resignation), the Option may be exercised to the same extent Smith would have been entitled to exercise the Option on the day immediately preceding the date of such cessation of employment, at any time within one hundred and fifty
(150) days after such cessation of employment, at the end of which period the Option shall terminate. In any event the Option may not be exercised after the expiration of the term provided in Section 5 hereof.

                  (b) If Smith is granted a temporary leave of absence, such leave of absence will be deemed a continuation of his employment by the Company or any Affiliate thereof for the purpose of this Agreement, but only if and so long as the employing corporation consents thereto.

                  (c) Any termination of the Option by reason of Smith's discharge for "cause" or voluntary termination shall be without prejudice to any rights or remedies which the Company or any of its Affiliates may have against Smith or which Smith may have against the Company or any of its Affiliates under this Agreement or otherwise.

                  8. Exercise Upon Smith's Death or Disability.

                  (a) If Smith dies while he is employed by the Company or any Affiliate or within one hundred and fifty (150) days after he has ceased to be an employee by reason of discharge for "cause" or voluntary termination, during which period Smith would have been entitled to exercise the Option under the provisions of Section 7 hereof, the Option may be exercised, to the extent Smith would have been entitled under Section 4 hereof to exercise the Option on the day immediately preceding the date of Smith's death, by the estate of Smith or by the person or persons (including the estate of any such person or persons who have died) who acquire the right to exercise the Option by bequest or inheritance at any time within the period ending three hundred (300) days after the death of Smith, at the end of which period the Option shall terminate. In any event, the Option may not be exercised after the expiration of the term provided in Section 5 hereof.

                  (b) The cessation of Smith's employment by the Company or any Affiliate thereof for any reason other than discharge for "cause," voluntary termination or death will not affect the term of the Option.

                  9. Use of Proceeds and Adjustments. (a) The Partnership shall use the proceeds from Smith's exercise of the Option to make a capital contribution to the Company if the factual circumstances set forth in Section 2 requiring such a capital contribution exist in fact. If such factual circumstances do not exist, then the Partnership shall be entitled, subject to the adjustments provided in this Section 9, to demand a number of shares to be issued, and the Company will issue and sell such number of shares, as though the Partnership made the investment on April 4, 1997 and the fair market value for the Company's equity agreed for that date were to apply (see Exhibit A hereto).

                  (b) The Partnership will not have any rights to dividends or any other rights of a stockholder with respect to any shares of Common Stock it is entitled to purchase from the Company hereunder until such shares shall have been actually


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
issued (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company), provided that the date of issuance shall not be earlier than the Closing Date (as defined herein) with respect to such shares.

                  (c) The number of shares that the Partnership is entitled to purchase pursuant to subparagraph (a) above shall be adjusted in the event of a stock dividend, stock split-up, share combination, share redemption or retirement, exchange of shares, recapitalization, merger, consolidation, acquisition or disposition of property or shares, reorganization, liquidation or other similar changes or transactions of or by the Company after April 4, 1997. The Board of Directors of the Company shall make (or shall undertake to have the Board of Directors of any corporation which merges with, or acquires the stock or assets of, the Company make) such adjustment of (whether by increasing or decreasing) the number of shares of Common Stock the Partnership is entitled to purchase as it shall, in its reasonable judgement, deem appropriate to give proper effect to such event.

                  10. Termination of Partnership. If the Partnership shall terminate prior to the end of the term of the Option stated in Section 5 hereof and the Option upon such termination shall not have been exercised in full, upon such termination the Partnership itself shall have no further rights under the Option and it shall be transferred automatically to Smith himself who shall be entitled to purchase shares of the Company to the same extent and subject to the provisions hereof as if the Partnership had continued and he had exercised the Option and the Partnership, accordingly, had used the proceeds of such exercise to purchase shares of Common Stock pursuant to Section 9(a) hereof. For purposes hereof, the Partnership shall be deemed to have terminated when it has terminated pursuant to section 1.5 of the 1997 Amended and Restated Agreement of Limited Partnership of Tekni-Plex Partners L.P., as the same may be further amended, supplemented or otherwise modified from time to time.

                  11. Registration. The shares of Common Stock subject hereto and issuable upon the exercise hereof, as of the date hereof, have not been registered under the Securities Act of 1933, as amended (the "Act"), and, if required upon the request of counsel to the Company, the Partnership or Smith, as the case may be, will give to the Company a representation as to its or his investment intent with respect to such shares prior to their issuance as set forth in Section 12 hereof. The Company may register or qualify the shares covered by the Option for sale pursuant to the Act, at any time prior to or after the exercise, in whole or in part, of the Option.

                  12. Method of Exercise of Option.

                  (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice to the


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
Partnership and the Company and payment to the Company in accordance with the procedure prescribed herein. Each such notice shall:

                           (1) State the amount of the purchase price being elected for such exercise;

                      (2) Contain such representations and agreements as to investment intent with respect to shares to be issued, if any, if required by counsel to the Company, in form satisfactory to counsel for the Company; and

                     (3) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than Smith, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

                  (b) Upon receipt of the notice specified in Section 12(a) above, the Company will specify, by written notice to the person giving the notice, a date and time (such date and time being herein called the "Closing Date") and place for payment of the elected purchase price. The Closing Date will be not more than fifteen (15) days from the date the notice of exercise is received by the Company unless another date is agreed upon by the Company and the Option holder or is required upon advice of counsel for the Partnership or the Company in order to meet the requirements of Section 13 hereof.

                  (c) Payment of the elected amount of the purchase price in respect of the Option being exercised will be made by Smith at the place specified by the Company, on or before the Closing Date by delivering to the Company a certified or bank cashier's check payable to the order of the Company. The Option will be deemed to have been exercised if, and only if, the preceding provisions of this Section 12 and the provisions of Section 13 hereof shall have been complied with, in which event the Option will be deemed to have been exercised on the Closing Date. Anything in this Agreement to the contrary notwithstanding, any notice of exercise given pursuant to the provisions of this
Section 12 will be void and of no effect if all the preceding provisions of this
Section 12 and the provisions of Section 13 shall not have been complied with. To the extent shares are issuable to Smith directly, certificate or certificates for shares of Common Stock issued pursuant hereto will be registered in the name of the Smith or, if Smith so requests, will be registered in the name of Smith and another person jointly, with right of survivorship, or in the name of a trust (provided Smith controls the trust or is a principal beneficiary thereof) and will be delivered on the Closing Date to Smith at the place specified for the closing, but only upon compliance with all of the provisions of this Agreement.



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
                  13. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock, if any, pursuant thereto shall be subject to approval by the Company's counsel of all legal matters in connection therewith, including compliance with the requirements of the Act, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

                  14.      Resale of Common Stock.

                  (a) Upon any sale or transfer of the Common Stock purchased upon exercise of the Option, the seller or transferor shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that either (i) the Common Stock to be so sold or transferred has been registered under the Act, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Common Stock to be sold or transferred, or (ii) such Common Stock may then be sold without violating Section 5 of said Act.

                  (b) The Common Stock issued upon exercise of the Option shall bear the following legend if required by counsel for the Company:

         THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

                  15. Reservation of Shares. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

                  16. Limitation of Action. The Partnership, Smith, and the Company each acknowledges that every right of action accruing to him or it, as the case may be, and arising out of or in connection with this Agreement against the Company or an Affiliate thereof, or against the Partnership or Smith, will, irrespective of the place where an action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

                  17. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. All notices given hereunder shall be addressed as follows:

                  (a)  If to the Company, to:


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
                       Tekni-Plex, Inc.
                       201 Industrial Parkway
                       Somerville, NJ 08876

                  (b)  If to the Partnership, to:

                       Tekni-Plex Partners L.P.
                       c/o MST Partners
                       841 Broadway, Suite 504
                       New York, NY 10003

                  (c)  If to Smith, to:

                       F. Patrick Smith
                       c/o Tekni-Plex, Inc.
                       201 Industrial Parkway
                       Somerville, NJ 08876

                       with a copy to:

                       David L. Keligian, Esq.
                       The Bush Firm P.C.
                       2532 Dupont Drive
                       Irvine, CA 92612-1254

Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

                  18. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company and, subject to the terms hereof, Smith's heirs and legal representatives. All obligations imposed (i) upon the Company shall be binding upon the Company's successors and assigns, (ii) upon the Partnership shall be binding upon the Partnership's legal representatives, successors and assigns, and (iii) upon Smith shall be binding upon Smith's heirs, legal representatives, successors and assigns.

                  19. Severability. In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

                  20. Governing Law. THIS AGREEMENT WILL BE CONSTRUED AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



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
                  22. Integration. This Agreement constitutes the entire understanding of the parties hereto and shall supersede all prior agreements, representations and understandings of the parties hereto related to the subject matter hereof, and without limiting the generality of the foregoing shall supersede that certain option to Smith dated as of April 4, 1997.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date and year first above written.


                  TEKNI-PLEX, INC.

                  By:________________________________
                     Name:
                     Title:


                  -----------------------------------
                  F. PATRICK SMITH

                  -----------------------------------
                  Social Security Number



                  TEKNI-PLEX PARTNERS L.P.

                  By:  MST/TP PARTNERS L.P.,
                       its Sole General Partner

                           By:      MST PARTNERS, L.P.,
                                    its Co-General Partner

                                    By:  MST MANAGEMENT, L.P.,
                                         its Sole General Partner

                                            By:_________________________
                                               Name:
                                               Title: General Partner

                           By:      MST OFFSHORE PARTNERS C.V.,
                                    its Co-General Partner

                                    By:  MST MANAGEMENT, L.P.,
                                         its Co-General Partner

                                            By:_________________________
                                               Name:
                                               Title: General Partner

                                    By:     MST OFFSHORE MANAGEMENT,
                                            N.V., its Co-General Partner

                                            By:_________________________
                                               Name:
                                               Title: Managing Director

                          EXHIBIT A TO OPTION AGREEMENT


                  (1) Amount paid to purchase the warrants outstanding immediately prior to April 4, 1997 as referred to on page 17 of the Company's prospectus: $20,000,000.

                  (2) The warrants were exercisable for 15% of the shares of the Company on a fully diluted basis as reflected in such prospectus.

                  (3) If $20,000,000 is paid for 15% of the equity, then all of the equity is impliedly worth $20,000,000/.15, which equals $133,333,333.33.

                  (4) Mr. Baker's option is for 2.5% of the outstanding shares of the Company (page 42 of the Company's prospectus), the exercise of which will leave the Partnership with 97.5% of the outstanding shares (page 41).

                  (5) On the basis of the foregoing, the agreed value for the equity of the Company is:

         $133,333,333               based on the foregoing (prior to 4/4/97)
           20,000,000               paid out for the warrants
         ------------

         $113,333,333               net left after payout
           18,373,268               4/4/97 capital contribution (excluding any
         ------------
                                    exercise of the option provided herein and
                                    reflects payment of certain capital
                                    contribution by delivery of notes)
         $131,706,601


and the agreed value for the partnership holding is:

[($131,706,601-$41,473,268(a))*0.975]+$41,473,268(a)=$129,450,768(b)


-----
(a) Aggregate capital contribution made on or prior to 4/4/97.
(b) Rounded to nearest dollar.